Exhibit 99.3

ANDRETTI
WILD THING

EPR Properties®

The Diversified Experiential REIT®

SUPPLEMENTAL OPERATING AND FINANCIAL DATA

Fourth Quarter & Year Ended December 31, 2024

Q4 2024 Supplemental	Page 2

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

The financial results in this document reflect preliminary, unaudited results, which are not final until the Company’s Annual Report on Form 10-K is filed. With the exception of historical information, certain statements contained or incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as those pertaining to our guidance, our capital resources and liquidity, our pursuit of growth opportunities, the timing of transaction closings and investment spending, our ongoing negotiations to exit from certain joint ventures or the ultimate terms of any such exit, our expected cash flows, the performance of our customers, our expected cash collections and our results of operations and financial condition. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of actual events. There is no assurance that the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “pipeline,” “estimates,” “offers,” “plans,” “would” or other similar expressions or other comparable terms or discussions of strategy, plans or intentions contained or incorporated by reference herein. Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise. These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Many of the factors that will determine these items are beyond our ability to control or predict. For further discussion of these factors see “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date hereof or the date of any document incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except as required by law, we do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date hereof.

NON-GAAP INFORMATION

This document contains certain non-GAAP measures. These non-GAAP measures, as calculated by the Company, are not necessarily comparable to similarly titled measures reported by other companies. Additionally, these non-GAAP measures are not measurements of financial performance or liquidity under GAAP and should not be considered alternatives to the Company's other financial information determined under GAAP. See pages 25 through 27 for definitions of certain non-GAAP financial measures used in this document and the reconciliations of certain non-GAAP measures on pages 9 and 10 and in the Appendix on pages 28 through 32.

Q4 2024 Supplemental	Page 3

COMPANY PROFILE

THE COMPANY	COMPANY STRATEGY
EPR Properties ("we," "us," "our," "EPR" or the "Company") is a self-administered and self-managed real estate investment trust. EPR was formed in August 1997 as a Maryland real estate investment trust ("REIT"), and an initial public offering was completed on November 18, 1997.	Our primary business objective is to enhance shareholder value by achieving predictable growth in Funds from Operations As Adjusted ("FFOAA") and dividends per share.
Our strategic growth is focused on acquiring or developing a diversified portfolio of experiential real estate venues which create value by facilitating out of home congregate entertainment, recreation and leisure experiences where consumers choose to spend their discretionary time and money. This strategy is driven by the long-term trends of the growing experience economy.
Since that time, the Company has been a leading Experiential net lease REIT, specializing in select enduring experiential properties. We are focused on growing our Experiential portfolio with properties that offer a variety of enduring, congregate entertainment, recreation and leisure activities. Separately, our Education portfolio is a legacy investment that provides additional geographic and operator diversity.
This focus is consistent with our depth of knowledge across each of our property types, creating a competitive advantage that allows us to more quickly identify key market trends. We deliberately apply information and our ingenuity to target properties that represent logical extensions within each of our existing property types or potential future investments.

EXPERIENTIAL PORTFOLIO

- Theatres
- Eat & Play
- Ski
- Attractions
- Experiential Lodging
- Gaming
- Fitness & Wellness
- Cultural
- Live Venues

EDUCATION PORTFOLIO

- Private Schools
- Early Childhood

As part of our strategic planning and portfolio management process we assess new opportunities against the following underwriting principles:

BUILDING THE PREMIER EXPERIENTIAL REAL ESTATE PORTFOLIO

Q4 2024 Supplemental	Page 4

INVESTOR INFORMATION
SENIOR MANAGEMENT
Greg Silvers	Mark Peterson
Chairman and Chief Executive Officer	Executive Vice President and Chief Financial Officer

Tonya Mater	Greg Zimmerman
Senior Vice President and Chief Accounting Officer	Executive Vice President and Chief Investment Officer

Paul Turvey	Elizabeth Grace
Senior Vice President, General Counsel and Secretary	Senior Vice President - Human Resources and Administration

Brian Moriarty	Gwen Johnson
Senior Vice President - Corporate Communications	Senior Vice President - Asset Management

COMPANY INFORMATION

CORPORATE HEADQUARTERS	TRADING SYMBOLS
909 Walnut Street, Suite 200	Common Stock:
Kansas City, MO 64106	EPR
816-472-1700	Preferred Stock:
www.eprkc.com	EPR-PrC
STOCK EXCHANGE LISTING	EPR-PrE
New York Stock Exchange	EPR-PrG

EQUITY RESEARCH COVERAGE

Bank of America Merrill Lynch	Joshua Dennerlein	646-855-1363
Citi Global Markets	Nick Joseph/Smedes Rose	212-816-6243
Janney Montgomery Scott	Rob Stevenson	646-840-3217
J.P. Morgan	Anthony Paolone	212-622-6682
JMP Securities	Mitch Germain	212-906-3537
Kansas City Capital Associates	Jonathan Braatz	816-932-8019
Keybanc Capital Markets	Todd Thomas	917-368-2286
Raymond James & Associates	RJ Milligan	727-567-2585
RBC Capital Markets	Michael Carroll	440-715-2649
Stifel	Simon Yarmak	443-224-1345
Truist	Ki Bin Kim	212-303-4124
UBS	Michael Goldsmith	212-713-2951
Wells Fargo	James Feldman/ John Kilichowski	212-214-5311
EPR Properties is followed by the analysts identified above. Please note that any opinions, estimates, forecasts or recommendations regarding EPR Properties’ performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or recommendations of EPR Properties or its management. EPR Properties does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Q4 2024 Supplemental	Page 5

SELECTED FINANCIAL INFORMATION
(UNAUDITED, DOLLARS AND SHARES IN THOUSANDS)
	THREE MONTHS ENDED DECEMBER 31,		YEAR ENDED DECEMBER 31,
OPERATING INFORMATION:	2024	2023	2024	2023
Revenue	$177,234	$171,981	$698,068	$705,668
Net income available to common shareholders of EPR Properties	(14,435)	39,489	121,922	148,901
EBITDAre (1)	125,206	127,754	525,295	554,401
Adjusted EBITDAre (1)	135,505	129,440	540,176	557,380
Interest expense, net	33,472	30,337	130,810	124,858
Capitalized interest	1,161	1,080	3,468	3,566
Straight-lined rental revenue	3,992	2,930	17,327	10,591
Percentage rent	4,723	6,160	14,540	12,192
Dividends declared on preferred shares	6,040	6,040	24,144	24,145
Dividends declared on common shares	64,752	62,148	256,981	248,530
General and administrative expense	12,233	13,765	50,096	56,442

	DECEMBER 31,
BALANCE SHEET INFORMATION:	2024	2023
Total assets	$5,616,507	$5,700,885
Accumulated depreciation	1,562,645	1,435,683
Cash and cash equivalents	22,062	78,079
Total assets before accumulated depreciation less cash and cash equivalents (gross assets)	7,157,090	7,058,489
Debt	2,860,458	2,816,095
Deferred financing costs, net	19,134	25,134
Net debt (1)	2,857,530	2,763,150
Equity	2,323,245	2,454,155
Common shares outstanding	75,736	75,333
Total market capitalization (using EOP closing price and liquidation values)(2)	6,582,095	6,783,983
Net debt/total market capitalization ratio (1)	43%	41%
Debt to total assets ratio	51%	49%
Net debt/gross assets ratio (1)	40%	39%
Net debt/Adjusted EBITDAre ratio (1) (3)	5.3	5.3
Net debt/Annualized adjusted EBITDAre ratio (1) (4)	5.1	5.3

(1) See pages 25 through 27 for definitions. See calculation on page 31 as applicable.
(2) See calculation on page 15.
(3) Adjusted EBITDAre in this calculation is for the three-month period multiplied times four. See pages 25 through 27 for definitions. See calculation on page 31.
(4) Annualized adjusted EBITDAre is adjusted EBITDAre for the quarter further adjusted for in-service and disposed projects, percentage rent and participating interest and other items which is then multiplied times four. These calculations can be found on page 31 under the reconciliation of Adjusted EBITDAre and Annualized Adjusted EBITDAre. See pages 25 through 27 for definitions.

Q4 2024 Supplemental	Page 6

SELECTED BALANCE SHEET INFORMATION
(UNAUDITED, DOLLARS IN THOUSANDS)

ASSETS	4TH QUARTER 2024	3RD QUARTER 2024	2ND QUARTER 2024	1ST QUARTER 2024	4TH QUARTER 2023	3RD QUARTER 2023
Real estate investments	$5,998,003	$6,080,959	$6,070,909	$6,100,366	$5,973,042	$5,972,156
Less: accumulated depreciation	(1,562,645)	(1,546,509)	(1,504,427)	(1,470,507)	(1,435,683)	(1,400,642)
Land held for development	20,168	20,168	20,168	20,168	20,168	20,168
Property under development	112,263	76,913	59,092	36,138	131,265	101,313
Operating lease right-of-use assets	173,364	175,451	179,260	183,031	186,628	190,309
Mortgage notes and related accrued interest receivable, net	665,796	657,636	593,084	578,915	569,768	477,243
Investment in joint ventures	14,019	32,426	45,406	46,127	49,754	53,855
Cash and cash equivalents	22,062	35,328	33,731	59,476	78,079	172,953
Restricted cash	13,637	2,992	2,958	2,929	2,902	2,868
Accounts receivable	84,589	79,726	75,493	69,414	63,655	54,826
Other assets	75,251	74,072	69,693	67,979	61,307	74,328
Total assets	$5,616,507	$5,689,162	$5,645,367	$5,694,036	$5,700,885	$5,719,377
LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued liabilities	$107,976	$99,334	$63,441	$84,153	$94,927	$82,804
Operating lease liabilities	212,400	214,809	219,004	223,077	226,961	230,922
Common dividends payable	25,831	23,811	23,365	22,918	25,275	22,795
Preferred dividends payable	6,032	6,032	6,032	6,032	6,032	6,032
Unearned rents and interest	80,565	88,503	89,700	91,829	77,440	88,530
Line of credit	175,000	169,000	—	—	—	—
Deferred financing costs, net	(19,134)	(20,622)	(22,200)	(23,519)	(25,134)	(26,732)
Other debt	2,704,592	2,704,592	2,841,229	2,841,229	2,841,229	2,841,229
Total liabilities	3,293,262	3,285,459	3,220,571	3,245,719	3,246,730	3,245,580
Equity:
Common stock and additional paid-in-capital	3,951,364	3,947,470	3,943,925	3,940,077	3,925,296	3,920,714
Preferred stock at par value	148	148	148	148	148	148
Treasury stock	(285,413)	(285,413)	(285,413)	(285,413)	(274,038)	(274,035)
Accumulated other comprehensive (loss) income	(3,756)	(609)	(541)	1,119	3,296	2,378
Distributions in excess of net income	(1,339,098)	(1,257,893)	(1,233,323)	(1,207,614)	(1,200,547)	(1,175,408)
Total equity	2,323,245	2,403,703	2,424,796	2,448,317	2,454,155	2,473,797
Total liabilities and equity	$5,616,507	$5,689,162	$5,645,367	$5,694,036	$5,700,885	$5,719,377

Q4 2024 Supplemental	Page 7

SELECTED OPERATING DATA
(UNAUDITED, DOLLARS IN THOUSANDS)

	4TH QUARTER 2024	3RD QUARTER 2024	2ND QUARTER 2024	1ST QUARTER 2024	4TH QUARTER 2023	3RD QUARTER 2023
Rental revenue	$149,116	$148,677	$145,093	$142,281	$148,738	$163,940
Other income (1)	13,197	17,419	14,418	12,037	12,068	14,422
Mortgage and other financing income	14,921	14,411	13,584	12,914	11,175	11,022
Total revenue	177,234	180,507	173,095	167,232	171,981	189,384
Property operating expense	15,188	14,611	14,427	14,920	14,759	14,592
Other expense (1)	13,437	15,631	14,833	12,976	13,539	13,124
General and administrative expense	12,233	11,935	12,020	13,908	13,765	13,464
Retirement and severance expense	—	—	—	1,836	—	—
Transaction costs	423	175	199	1	401	847
Provision (benefit) for credit losses, net	9,876	(770)	404	2,737	1,285	(719)
Impairment charges	39,952	—	11,812	—	2,694	20,887
Depreciation and amortization	40,995	42,795	41,474	40,469	40,692	42,432
Total operating expenses	132,104	84,377	95,169	86,847	87,135	104,627
Gain (loss) on sale of real estate	112	(3,419)	1,459	17,949	(3,612)	2,550
Income from operations	45,242	92,711	79,385	98,334	81,234	87,307
Costs associated with loan refinancing or payoff	—	337	—	—	—	—
Interest expense, net	33,472	32,867	32,820	31,651	30,337	31,208
Equity in loss (income) from joint ventures	3,425	851	906	3,627	4,701	(533)
Impairment charges on joint ventures	16,087	12,130	—	—	—	—
(Loss) income before income taxes	(7,742)	46,526	45,659	63,056	46,196	56,632
Income tax expense (benefit)	653	(124)	557	347	667	372
Net (loss) income	(8,395)	46,650	45,102	62,709	45,529	56,260
Preferred dividend requirements	6,040	6,032	6,040	6,032	6,040	6,032
Net (loss) income available to common shareholders of EPR Properties	$(14,435)	$40,618	$39,062	$56,677	$39,489	$50,228

(1) Other income and other expense consist primarily of results from the Company's properties operated through third-party managers.

Q4 2024 Supplemental	Page 8

FUNDS FROM OPERATIONS AND FUNDS FROM OPERATIONS AS ADJUSTED
(UNAUDITED, DOLLARS IN THOUSANDS EXCEPT PER SHARE INFORMATION)
FUNDS FROM OPERATIONS ("FFO") (1):	4TH QUARTER 2024	3RD QUARTER 2024	2ND QUARTER 2024	1ST QUARTER 2024	4TH QUARTER 2023	3RD QUARTER 2023
Net (loss) income available to common shareholders of EPR Properties	$(14,435)	$40,618	$39,062	$56,677	$39,489	$50,228
(Gain) loss on sale of real estate	(112)	3,419	(1,459)	(17,949)	3,612	(2,550)
Impairment of real estate investments	39,952	—	11,812	—	2,694	20,887
Real estate depreciation and amortization	40,838	42,620	41,289	40,282	40,501	42,224
Allocated share of joint venture depreciation	1,965	2,581	2,457	2,416	2,344	2,315
Impairment charges on joint ventures	16,087	12,130	—	—	—	—
FFO available to common shareholders of EPR Properties	$84,295	$101,368	$93,161	$81,426	$88,640	$113,104
FFO available to common shareholders of EPR Properties	$84,295	$101,368	$93,161	$81,426	$88,640	$113,104
Add: Preferred dividends for Series C preferred shares	1,938	1,938	1,938	1,938	1,938	1,938
Add: Preferred dividends for Series E preferred shares	1,938	1,938	1,938	1,938	1,938	1,938
Diluted FFO available to common shareholders of EPR Properties	$88,171	$105,244	$97,037	$85,302	$92,516	$116,980
FUNDS FROM OPERATIONS AS ADJUSTED ("FFOAA") (1):
FFO available to common shareholders of EPR Properties	$84,295	$101,368	$93,161	$81,426	$88,640	$113,104
Retirement and severance expense	—	—	—	1,836	—	—
Transaction costs	423	175	199	1	401	847
Provision (benefit) for credit losses, net	9,876	(770)	404	2,737	1,285	(719)
Costs associated with loan refinancing or payoff	—	337	—	—	—	—
Deferred income tax benefit	(285)	(728)	(249)	(277)	(86)	(76)
FFO as adjusted available to common shareholders of EPR Properties	$94,309	$100,382	$93,515	$85,723	$90,240	$113,156
FFO as adjusted available to common shareholders of EPR Properties	$94,309	$100,382	$93,515	$85,723	$90,240	$113,156
Add: Preferred dividends for Series C preferred shares	1,938	1,938	1,938	1,938	1,938	1,938
Add: Preferred dividends for Series E preferred shares	1,938	1,938	1,938	1,938	1,938	1,938
Diluted FFO as adjusted available to common shareholders of EPR Properties	$98,185	$104,258	$97,391	$89,599	$94,116	$117,032
FFO per common share:
Basic	$1.11	$1.34	$1.23	$1.08	$1.18	$1.50
Diluted	1.10	1.31	1.21	1.07	1.16	1.47
FFO as adjusted per common share:
Basic	$1.25	$1.33	$1.24	$1.14	$1.20	$1.50
Diluted	1.23	1.30	1.22	1.13	1.18	1.47
Shares used for computation (in thousands):
Basic	75,733	75,723	75,689	75,398	75,330	75,325
Diluted	76,156	76,108	76,022	75,705	75,883	75,816
Effect of dilutive Series C preferred shares	2,327	2,319	2,310	2,301	2,293	2,287
Effect of dilutive Series E preferred shares	1,665	1,664	1,664	1,663	1,663	1,663
Adjusted weighted-average shares outstanding-diluted Series C and Series E	80,148	80,091	79,996	79,669	79,839	79,766
(1) See pages 25 through 27 for definitions.

Q4 2024 Supplemental	Page 9

ADJUSTED FUNDS FROM OPERATIONS
(UNAUDITED, DOLLARS IN THOUSANDS EXCEPT PER SHARE INFORMATION)
ADJUSTED FUNDS FROM OPERATIONS ("AFFO") (1):	4TH QUARTER 2024	3RD QUARTER 2024	2ND QUARTER 2024	1ST QUARTER 2024	4TH QUARTER 2023	3RD QUARTER 2023
FFO available to common shareholders of EPR Properties	$84,295	$101,368	$93,161	$81,426	$88,640	$113,104
Adjustments:
Retirement and severance expense	—	—	—	1,836	—	—
Transaction costs	423	175	199	1	401	847
Provision (benefit) for credit losses, net	9,876	(770)	404	2,737	1,285	(719)
Costs associated with loan refinancing or payoff	—	337	—	—	—	—
Deferred income tax benefit	(285)	(728)	(249)	(277)	(86)	(76)
Non-real estate depreciation and amortization	157	175	185	187	191	208
Deferred financing fees amortization	2,187	2,211	2,234	2,212	2,188	2,170
Share-based compensation expense to management and trustees	3,572	3,264	3,538	3,692	4,359	4,354
Amortization of above/below market leases, net and tenant allowances	(81)	(84)	(84)	(84)	(79)	(182)
Maintenance capital expenditures (2)	(1,862)	(2,561)	(1,321)	(1,555)	(5,015)	(1,753)
Straight-lined rental revenue	(3,992)	(4,414)	(5,251)	(3,670)	(2,930)	(4,407)
Straight-lined ground sublease expense	20	20	25	32	56	77
Non-cash portion of mortgage and other financing income	(171)	(396)	(555)	(862)	(535)	(290)
Allocated share of joint venture non-cash items	—	712	—	—	—	—
AFFO available to common shareholders of EPR Properties	$94,139	$99,309	$92,286	$85,675	$88,475	$113,333

AFFO available to common shareholders of EPR Properties	$94,139	$99,309	$92,286	$85,675	$88,475	$113,333
Add: Preferred dividends for Series C preferred shares	1,938	1,938	1,938	1,938	1,938	1,938
Add: Preferred dividends for Series E preferred shares	1,938	1,938	1,938	1,938	1,938	1,938
Diluted AFFO available to common shareholders of EPR Properties	$98,015	$103,185	$96,162	$89,551	$92,351	$117,209

Weighted average diluted shares outstanding (in thousands)	76,156	76,108	76,022	75,705	75,883	75,816
Effect of dilutive Series C preferred shares	2,327	2,319	2,310	2,301	2,293	2,287
Effect of dilutive Series E preferred shares	1,665	1,664	1,664	1,663	1,663	1,663
Adjusted weighted-average shares outstanding-diluted	80,148	80,091	79,996	79,669	79,839	79,766

AFFO per diluted common share	$1.22	$1.29	$1.20	$1.12	$1.16	$1.47
Dividends declared per common share	$0.855	$0.855	$0.855	$0.835	$0.825	$0.825
AFFO payout ratio (3)	70%	66%	71%	75%	71%	56%

(1) See pages 25 through 27 for definitions.
(2) Includes maintenance capital expenditures and certain second generation tenant improvements and leasing commissions.
(3) AFFO payout ratio is calculated by dividing dividends declared per common share by AFFO per diluted common share.

Q4 2024 Supplemental	Page 10

CAPITAL STRUCTURE AS OF DECEMBER 31, 2024
(UNAUDITED, DOLLARS IN THOUSANDS)

CONSOLIDATED DEBT
PRINCIPAL PAYMENTS DUE ON DEBT:
	BONDS/TERM LOAN/OTHER (1)	UNSECURED CREDIT FACILITY (2)	UNSECURED SENIOR NOTES	TOTAL	WEIGHTED AVG INTEREST RATE
YEAR
2025	$—	$—	$300,000	$300,000	4.50%
2026	—	—	629,597	629,597	4.70%
2027	—	—	450,000	450,000	4.50%
2028	—	175,000	400,000	575,000	5.11%
2029	—	—	500,000	500,000	3.75%
2030	—	—	—	—	—%
2031	—	—	400,000	400,000	3.60%
2032	—	—	—	—	—%
2033	—	—	—	—	—%
2034	—	—	—	—	—%
2035	—	—	—	—	—%
Thereafter	24,995	—	—	24,995	2.53%
Less: deferred financing costs, net	—	—	—	(19,134)	—%
	$24,995	$175,000	$2,679,597	$2,860,458	4.39%

		BALANCE	WEIGHTED AVG INTEREST RATE	WEIGHTED AVG MATURITY
Fixed rate unsecured debt		$2,679,597	4.34%	3.22
Fixed rate secured debt (1)		24,995	2.53%	22.59
Variable rate unsecured debt		175,000	5.46%	3.77
Less: deferred financing costs, net		(19,134)	—%	—
Total		$2,860,458	4.39%	3.45

(1) Includes $25.0 million of secured bonds that have been fixed through interest rate swaps through September 20, 2026.
(2) Unsecured Revolving Credit Facility Summary:
		BALANCE		RATE
	COMMITMENT	AT 12/31/2024	MATURITY	AT 12/31/2024

	$1,000,000	$175,000	October 2, 2028	5.46%

Note: This facility will mature on October 2, 2028 and has two six-month extensions available at the Company's option and includes an accordion feature pursuant to which the maximum borrowing amount can be increased from $1.0 billion to $2.0 billion, in each case, subject to certain terms and conditions.

Q4 2024 Supplemental	Page 11

CAPITAL STRUCTURE AS OF DECEMBER 31, 2024 AND 2023
(UNAUDITED, DOLLARS IN THOUSANDS)

CONSOLIDATED DEBT (continued)

SUMMARY OF DEBT:	December 31, 2024	December 31, 2023
Senior unsecured notes payable, 4.35%, paid in full on August 22, 2024	$—	$136,637
Senior unsecured notes payable, 4.50%, due April 1, 2025	300,000	300,000
Senior unsecured notes payable, 4.56%, due August 22, 2026	179,597	179,597
Senior unsecured notes payable, 4.75%, due December 15, 2026	450,000	450,000
Senior unsecured notes payable, 4.50%, due June 1, 2027	450,000	450,000
Senior unsecured notes payable, 4.95%, due April 15, 2028	400,000	400,000
Unsecured revolving variable rate credit facility, SOFR + 1.15%, due October 2, 2028	175,000	—
Senior unsecured notes payable, 3.75%, due August 15, 2029	500,000	500,000
Senior unsecured notes payable, 3.60%, due November 15, 2031	400,000	400,000
Bonds payable, variable rate, fixed at 2.53% through September 30, 2026, due August 1, 2047	24,995	24,995
Less: deferred financing costs, net	(19,134)	(25,134)
Total debt	$2,860,458	$2,816,095

Q4 2024 Supplemental	Page 12

CAPITAL STRUCTURE
SENIOR NOTES

SENIOR DEBT RATINGS AS OF DECEMBER 31, 2024

Moody's	Baa3 (stable)
Fitch	BBB- (stable)
Standard and Poor's	BBB- (stable)

SUMMARY OF COVENANTS

The Company had outstanding public senior unsecured notes with fixed interest rates of 3.60%, 3.75%, 4.50%, 4.75% and 4.95% at December 31, 2024. Interest on these notes is paid semiannually. These public senior unsecured notes contain various covenants, including: (i) a limitation on incurrence of any debt that would cause the Company's debt to adjusted total assets ratio to exceed 60%; (ii) a limitation on incurrence of any secured debt which would cause the Company’s secured debt to adjusted total assets ratio to exceed 40%; (iii) a limitation on incurrence of any debt which would cause the Company’s debt service coverage ratio to be less than 1.5 times; and (iv) the maintenance at all times of total unencumbered assets not less than 150% of the Company’s outstanding unsecured debt.

The following is a summary of the key financial covenants for the Company's 3.60%, 3.75%, 4.50%, 4.75% and 4.95% public senior unsecured notes, as defined and calculated per the Company's interpretation of the terms of the notes. These calculations, which are not based on U.S. generally accepted accounting principles ("GAAP") measurements, are presented to investors to show the Company's ability to incur additional debt under the terms of the senior unsecured notes only and are not measures of the Company's liquidity or performance. The actual amounts as of December 31, 2024 and September 30, 2024 are:

		Actual	Actual
NOTE COVENANTS	Required	4th Quarter 2024 (1)	3rd Quarter 2024 (1)
Limitation on incurrence of total debt (Total Debt/Total Assets)	≤ 60%	40%	40%
Limitation on incurrence of secured debt (Secured Debt/Total Assets)	≤ 40%	—%	—%
Limitation on incurrence of debt: Debt service coverage (Consolidated Income Available for Debt Service/Annual Debt Service) - trailing twelve months	≥ 1.5 x	4.0x	4.0x
Maintenance of total unencumbered assets (Unencumbered Assets/Unsecured Debt)	≥ 150% of unsecured debt	245%	247%

(1) See page 14 for details of calculations.

Q4 2024 Supplemental	Page 13

CAPITAL STRUCTURE
SENIOR NOTES
(UNAUDITED, DOLLARS IN THOUSANDS)

COVENANT CALCULATIONS

TOTAL ASSETS:	December 31, 2024		TOTAL DEBT:		December 31, 2024
Total Assets per balance sheet	$5,616,507		Secured debt obligations		$24,995
Add: accumulated depreciation	1,562,645		Unsecured debt obligations:
Less: intangible assets, net	(32,441)		Unsecured debt		2,854,597
Total Assets	$7,146,711		Outstanding letters of credit		—
			Guarantees		10,000
TOTAL UNENCUMBERED ASSETS:	December 31, 2024		Derivatives at fair market value, net, if liability		—
Total Assets, per above	$7,146,711		Total unsecured debt obligations:		$2,864,597
Less: investment in joint ventures	(14,019)		Total Debt		$2,889,592
Less: accounts receivable	(84,589)
Less: encumbered assets	(25,665)
Total Unencumbered Assets	$7,022,438

CONSOLIDATED INCOME AVAILABLE FOR DEBT SERVICE:	4TH QUARTER 2024	3RD QUARTER 2024	2ND QUARTER 2024	1ST QUARTER 2024	TRAILING TWELVE MONTHS
Adjusted EBITDAre	$135,505	$142,647	$135,676	$126,348	$540,176
Less: straight-line revenue, net, included in adjusted EBITDAre	(3,992)	(4,414)	(5,251)	(3,670)	(17,327)
Less: joint venture EBITDA	870	(4,318)	(3,861)	(921)	(8,230)
CONSOLIDATED INCOME AVAILABLE FOR DEBT SERVICE	$132,383	$133,915	$126,564	$121,757	$514,619
ANNUAL DEBT SERVICE:
Interest expense, gross	$34,991	$34,402	$33,784	$33,592	$136,769
Less: deferred financing fees amortization	(2,187)	(2,211)	(2,234)	(2,212)	(8,844)
ANNUAL DEBT SERVICE	$32,804	$32,191	$31,550	$31,380	$127,925

DEBT SERVICE COVERAGE	4.0	4.2	4.0	3.9	4.0

Q4 2024 Supplemental	Page 14

CAPITAL STRUCTURE AS OF DECEMBER 31, 2024
(UNAUDITED, DOLLARS IN THOUSANDS EXCEPT SHARE INFORMATION)

EQUITY
SECURITY	SHARES OUTSTANDING	PRICE PER SHARE AT DECEMBER 31, 2024	LIQUIDATION PREFERENCE	DIVIDEND RATE	CONVERTIBLE	CONVERSION RATIO AT DECEMBER 31, 2024	CONVERSION PRICE AT DECEMBER 31, 2024
Common shares	75,736,159	$44.28	N/A	(1)	N/A	N/A	N/A
Series C	5,392,716	$20.80	$134,818	5.750%	Y	0.4316	$57.92
Series E	3,445,980	$27.23	$86,150	9.000%	Y	0.4831	$51.75
Series G	6,000,000	$19.75	$150,000	5.750%	N	N/A	N/A

CALCULATION OF TOTAL MARKET CAPITALIZATION:
Common shares outstanding at December 31, 2024 multiplied by closing price at December 31, 2024						$3,353,597
Aggregate liquidation value of Series C preferred shares (2)						134,818
Aggregate liquidation value of Series E preferred shares (2)						86,150
Aggregate liquidation value of Series G preferred shares (2)						150,000
Net debt at December 31, 2024 (3)						2,857,530
Total consolidated market capitalization						$6,582,095

(1) Total monthly dividends declared in the fourth quarter of 2024 were $0.855 per share.
(2) Excludes accrued unpaid dividends at December 31, 2024.
(3) See pages 25 through 27 for definitions.

Q4 2024 Supplemental	Page 15

SUMMARY OF RATIOS
(UNAUDITED)

	4TH QUARTER 2024	3RD QUARTER 2024	2ND QUARTER 2024	1ST QUARTER 2024	4TH QUARTER 2023	3RD QUARTER 2023
Debt to total assets ratio	51%	50%	50%	49%	49%	49%

Net debt to total market capitalization ratio (1)	43%	41%	44%	44%	41%	43%

Net debt to gross assets ratio (1)	40%	39%	39%	39%	39%	38%

Net debt/Adjusted EBITDAre ratio (1)(2)	5.3	5.0	5.2	5.5	5.3	4.4

Net debt/Annualized adjusted EBITDAre ratio (1)(3)	5.1	5.2	5.2	5.2	5.3	5.1

Interest coverage ratio (4)	3.8	4.0	3.8	3.6	3.8	4.5

Fixed charge coverage ratio (4)	3.2	3.4	3.2	3.1	3.2	3.8

Debt service coverage ratio (4)	3.8	4.0	3.8	3.6	3.8	4.5

FFO payout ratio (5)	78%	65%	71%	78%	71%	56%

FFO as adjusted payout ratio (6)	70%	66%	70%	74%	70%	56%

AFFO payout ratio (7)	70%	66%	71%	75%	71%	56%

(1) See pages 25 through 27 for definitions. See prior period supplementals for detailed calculations as applicable.
(2) Adjusted EBITDAre is for the quarter multiplied times four. See calculation on page 31.
(3) Annualized adjusted EBITDAre is adjusted EBITDAre for the quarter further adjusted for in-service and disposed projects, percentage rent and participating interest and other items which is then multiplied times four. These calculations can be found on page 31 under the reconciliation of Adjusted EBITDAre and Annualized Adjusted EBITDAre. See pages 25 through 27 for definitions.

(4) See page 29 for detailed calculation.
(5) FFO payout ratio is calculated by dividing dividends declared per common share by FFO per diluted common share.
(6) FFO as adjusted payout ratio is calculated by dividing dividends declared per common share by FFO as adjusted per diluted common share.
(7) AFFO payout ratio is calculated by dividing dividends declared per common share by AFFO per diluted common share.

Q4 2024 Supplemental	Page 16

SUMMARY OF MORTGAGE NOTES RECEIVABLE
(UNAUDITED, DOLLARS IN THOUSANDS)
				CARRYING AMOUNT AS OF (1)
DESCRIPTION	INTEREST RATE	PAYOFF DATE/MATURITY DATE	OUTSTANDING PRINCIPAL AMOUNT OF MORTGAGE	DECEMBER 31, 2024	DECEMBER 31, 2023
Attraction property Powells Point, North Carolina	7.23%	6/30/2025	$29,378	$29,173	$29,200
Eat & play property Eugene, Oregon	8.13%	12/31/2025	10,750	10,417	10,417
Fitness & wellness property Merriam, Kansas	8.15%	7/31/2029	9,090	9,238	9,223
Fitness & wellness property Omaha, Nebraska	9.25%	6/30/2030	10,905	10,996	10,951
Fitness & wellness property Omaha, Nebraska	9.25%	6/30/2030	10,539	10,659	10,615
Experiential lodging property Nashville, Tennessee	7.69%	9/30/2031	70,000	71,041	71,187
Ski property Girdwood, Alaska	8.79%	7/31/2032	80,120	79,742	78,062
Fitness & wellness properties Colorado and California	7.15%	1/10/2033	64,252	64,275	59,207
Eat & play property Austin, Texas	11.31%	6/1/2033	9,083	9,083	9,701
Eat & play property Dallas, Texas	10.25%	11/26/2033	6,175	6,163	1,105
Experiential lodging property Breaux Bridge, Louisiana (2)	7.25%	3/8/2034	11,305	1,000	11,373
Fitness & wellness property Glenwood Springs, Colorado	8.45%	8/16/2034	52,000	51,892	—
Ski property West Dover and Wilmington, Vermont	12.50%	12/1/2034	51,050	51,049	51,049
Four ski properties Ohio and Pennsylvania	11.58%	12/1/2034	37,562	37,430	37,495
Ski property Chesterland, Ohio	12.07%	12/1/2034	4,550	4,394	4,508
Ski property Hunter, New York	9.19%	1/5/2036	21,000	21,000	21,000
Eat & play property Midvale, Utah	10.25%	5/31/2036	17,505	17,505	17,505
Eat & play property West Chester, Ohio	9.75%	8/1/2036	18,068	18,068	18,067
Fitness & wellness property Fort Collins, Colorado	8.00%	1/31/2038	10,292	9,896	10,070
Early childhood education center Lake Mary, Florida	8.35%	5/9/2039	4,200	4,412	4,387
Early childhood education center Lithia, Florida	9.11%	10/31/2039	3,959	4,103	4,018
Attraction property Frankenmuth, Michigan	8.25%	10/14/2042	69,139	67,966	24,375
Fitness & wellness properties Massachusetts and New York	8.30%	1/10/2044	77,000	76,294	76,253
Total			$677,922	$665,796	$569,768
(1) Amounts include accrued interest and are net of allowance for credit losses.
(2) Represents subordinated loan to the unconsolidated joint venture that owns an experiential lodging property. The Company received $1.0 million in exchange for the sale of its remaining subordinated mortgage note receivable. Accordingly, during the fourth quarter of 2024, the Company recognized $10.3 million as a provision for credit loss. See Footnote 8 and 9 in the Company's most recent Annual Report on Form 10-K for additional details.

Q4 2024 Supplemental	Page 17

SUMMARY OF UNCONSOLIDATED JOINT VENTURES
(UNAUDITED, DOLLARS IN THOUSANDS)
PROPERTY	ACQUISITION DATE	PROPERTY TYPE	LOCATION	CARRYING VALUE AT DECEMBER 31, 2024	OWNERSHIP INTEREST
Bellwether Beach Resort & Beachcomber Beach Resort Hotel (1)	12/2018	Experiential lodging	St. Pete Beach, Florida	$—	65%
Jellystone Park Warrens	8/2021	Experiential lodging	Warrens, Wisconsin	7,835	95%
Camp Margaritaville Breaux Bridge (2)	5/2022	Experiential lodging	Breaux Bridge, Louisiana	—	85%
Jellystone Kozy Rest	11/2022	Experiential lodging	Harrisville, Pennsylvania	6,184	66%

	AS OF DECEMBER 31, 2024
	TOTAL	EPR PORTION (3)
Total assets	$262,952	$193,584
Mortgage notes payable due to third parties	186,684	135,529
Mortgage note payable due to EPR (2)	11,305	9,609
	THREE MONTHS ENDED DECEMBER 31, 2024		YEAR ENDED DECEMBER 31, 2024
	TOTAL	EPR PORTION (3)	TOTAL	EPR PORTION (3)
Revenue and other income	$1,552	$1,251	$63,281	$46,334
Operating expenses	4,782	4,087	64,055	47,526
Net operating loss	$(3,230)	$(2,836)	$(774)	$(1,192)
Interest expense	736	589	10,708	7,617
Net loss	$(3,966)	$(3,425)	$(11,482)	$(8,809)
Allocated share of joint venture depreciation (3)	n/a	1,965	n/a	9,419
FFOAA (3)	n/a	$(1,460)	n/a	$610
(1) The Company is working in good faith with its joint venture partners, the non-recourse debt provider and the insurance companies to identify a path forward in which the Company expects to result in the eventual removal of the unconsolidated equity investments in the two St. Pete experiential lodging properties and the related non-recourse debt from the Company's portfolio. Accordingly, during the year ended December 31, 2024, the Company recognized $12.1 million in other-than-temporary impairment charges on joint ventures to fully write-off these investments. See Note 8 in the Company's most recent Annual Report on Form 10-K for more information.
(2) The Company finalized its exit from its equity investment in the RV Park in Breaux Bridge, Louisiana on February 4, 2025. Accordingly, during the fourth quarter of 2024, the Company recognized $16.1 million in other-than-temporary impairment charges on joint ventures to fully write-off this investment. Additionally, the Company had previously provided an $11.3 million subordinated mortgage note receivable to the joint venture that owned the RV Park. On February 4, 2024, the Company received $1.0 million in exchange for the sale of the remaining subordinated mortgage note receivable. Accordingly, during the fourth quarter of 2024, the Company recognized $10.3 million as provision for credit loss. See Notes 8 and 9 in the Company's most recent Annual Report on Form 10-K for more information.
(3) Non-GAAP financial measure. See pages 25 through 27 for definitions.

SUMMARY OF UNCONSOLIDATED MORTGAGE NOTES PAYABLE DUE TO THIRD PARTIES (4)
				DECEMBER 31, 2024
PROPERTY	MATURITY	EXTENSIONS	INTEREST RATE	TOTAL	EPR PORTION (3)
Bellwether Beach Resort & Beachcomber Beach Resort Hotel (1)	May 18, 2025	Two additional one-year extensions	SOFR plus 3.65%	$105,000	$68,250
Jellystone Park Warrens	September 15, 2031	n/a	4.00%	23,576	22,397
Camp Margaritaville Breaux Bridge (2)	March 8, 2034	n/a	3.85% through April 7, 2025; 4.25% April 8, 2025 through maturity	38,500	32,725
Jellystone Kozy Rest	November 1, 2029	n/a	6.38%	19,608	12,157
Total mortgage notes payable due to third parties				$186,684	$135,529
(4) All unconsolidated mortgage notes payable are non-recourse debt instruments with the exception of Jellystone Kozy Rest, which has a limited guarantee by the Company. See Footnote 8 in the Company's most recent Annual Report on Form 10-K for additional details.

Q4 2024 Supplemental	Page 18

INVESTMENT SPENDING AND DISPOSITION SUMMARIES
(UNAUDITED, DOLLARS IN THOUSANDS)
INVESTMENT SPENDING THREE MONTHS ENDED DECEMBER 31, 2024
INVESTMENT TYPE	TOTAL INVESTMENT SPENDING	NEW DEVELOPMENT	RE-DEVELOPMENT	ASSET ACQUISITION	MORTGAGE NOTES OR NOTES RECEIVABLE	INVESTMENT IN JOINT VENTURES
Theatres	$—	$—	$—	$—	$—	$—
Eat & Play	10,310	9,095	321	—	894	—
Attractions	22,227	—	—	—	22,227	—
Ski	289	—	—	—	289	—
Experiential Lodging	1,654	—	—	—	—	1,654
Fitness & Wellness	14,539	2,324	10,468	—	1,747	—
Cultural	272	—	272	—	—	—
Total Experiential	49,291	11,419	11,061	—	25,157	1,654
Total Investment Spending	$49,291	$11,419	$11,061	$—	$25,157	$1,654

INVESTMENT SPENDING YEAR ENDED DECEMBER 31, 2024
INVESTMENT TYPE	TOTAL INVESTMENT SPENDING	NEW DEVELOPMENT	RE-DEVELOPMENT	ASSET ACQUISITION	MORTGAGE NOTES OR NOTES RECEIVABLE	INVESTMENT IN JOINT VENTURES
Theatres	$370	$—	$370	$—	$—	$—
Eat & Play	42,254	30,058	1,118	—	11,078	—
Attractions	78,025	—	164	33,437	44,424	—
Ski	2,018	—	—	—	2,018	—
Experiential Lodging	9,411	—	—	—	—	9,411
Fitness & Wellness	129,710	24,080	48,412	—	57,218	—
Cultural	2,132	—	2,132	—	—	—
Total Experiential	263,920	54,138	52,196	33,437	114,738	9,411
Total Investment Spending	$263,920	$54,138	$52,196	$33,437	$114,738	$9,411

2024 DISPOSITIONS
	THREE MONTHS ENDED DECEMBER 31, 2024			YEAR ENDED DECEMBER 31, 2024
INVESTMENT TYPE	TOTAL DISPOSITIONS	NET PROCEEDS FROM SALE OF REAL ESTATE	NET PROCEEDS FROM PAYDOWN OF MORTGAGE NOTES	TOTAL DISPOSITIONS	NET PROCEEDS FROM SALE OF REAL ESTATE	NET PROCEEDS FROM PAYDOWN OF MORTGAGE NOTES
Theatres	$4,133	$4,133	$—	$18,519	$18,519	$—
Cultural	—	—	—	44,902	44,902	—
Total Experiential	4,133	4,133	—	63,421	63,421	—
Total Education	5,139	5,139	—	11,000	11,000	—
Total Education	5,139	5,139	—	11,000	11,000	—
Total Dispositions	$9,272	$9,272	$—	$74,421	$74,421	$—

Q4 2024 Supplemental	Page 19

PROPERTY UNDER DEVELOPMENT - INVESTMENT SPENDING ESTIMATES AT DECEMBER 31, 2024 (1)
(UNAUDITED, DOLLARS IN THOUSANDS)

	DECEMBER 31, 2024		OWNED BUILD-TO-SUIT SPENDING ESTIMATES
	PROPERTY UNDER DEVELOPMENT	# OF PROJECTS	1ST QUARTER 2025	2ND QUARTER 2025	3RD QUARTER 2025	4TH QUARTER 2025	THEREAFTER	TOTAL EXPECTED COSTS (2)	% LEASED
Total Build-to-Suit (3)	$106,578	5	$36,238	$27,019	$16,363	$9,129	$1,462	$196,789	100%
Non Build-to-Suit Development	5,685
Total Property Under Development	$112,263

		DECEMBER 31, 2024	OWNED BUILD-TO-SUIT IN-SERVICE ESTIMATES
		# OF PROJECTS	1ST QUARTER 2025	2ND QUARTER 2025	3RD QUARTER 2025	4TH QUARTER 2025	THEREAFTER	TOTAL IN-SERVICE (2)	ACTUAL IN-SERVICE 4TH QUARTER 2024
Total Build-to-Suit		5	$—	$151,792	$4,314	$—	$40,683	$196,789	$3,153

	DECEMBER 31, 2024		MORTGAGE BUILD-TO-SUIT SPENDING ESTIMATES
	MORTGAGE NOTES RECEIVABLE	# OF PROJECTS	1ST QUARTER 2025	2ND QUARTER 2025	3RD QUARTER 2025	4TH QUARTER 2025	THEREAFTER	TOTAL EXPECTED COSTS (2)
Total Build-to-Suit Mortgage Notes	$220,311	3	$2,380	$—	$—	$—	$47,100	$269,791
Non Build-to-Suit Mortgage Notes	444,485
Total Mortgage Notes Receivable	$664,796

(1) This schedule includes only those properties for which the Company has commenced construction as of December 31, 2024.
(2) "Total Expected Costs" and "Total In-Service" each reflect the total capital costs expected to be funded by the Company through completion (including capitalized interest or accrued interest as applicable).
(3) Total Build-to-Suit excludes property under development related to the Company's real estate joint ventures. The Company's investment spending for these joint ventures is estimated at $1.8 million for 2025.
Note: This schedule includes future estimates for which the Company can give no assurance as to timing or amounts. Development projects have risks. See Item 1A - "Risk Factors" in the Company's most recent Annual Report on Form 10-K and, to the extent applicable, the Company's Quarterly Reports on Form 10-Q.

Q4 2024 Supplemental	Page 20

PORTFOLIO DETAIL AS OF DECEMBER 31, 2024
(UNAUDITED)

PROPERTY TYPE	PROPERTIES	OPERATORS		ANNUALIZED ADJUSTED EBITDAre (1)	STRATEGIC FOCUS
Theatres (2) (4)	157	17		37%	Reduce
Eat & Play	58	9	(3)	24%	Grow
Attractions	24	8		12%	Grow
Ski	11	3		7%	Grow
Experiential Lodging (5)	4	3		2%	Grow
Fitness & Wellness	22	9		8%	Grow
Gaming	1	1		2%	Grow
Cultural	1	1		1%	Grow
EXPERIENTIAL PORTFOLIO	278	51		93%

Early Childhood Education (6)	59	7		5%	Reduce
Private schools	9	1		2%	Reduce
EDUCATION PORTFOLIO	68	8		7%

TOTAL PORTFOLIO	346	59		100%

(1) See pages 25 through 27 for definitions.
(2) Excludes seven theatres located in Entertainment Districts (included in Eat & Play).
(3) Excludes non-theatre operators at Entertainment districts.
(4) Includes four vacant properties that the Company intends to sell.
(5) Excludes two experiential lodging properties held in unconsolidated joint ventures that the Company is working in good faith with the Company's joint venture partners, the non-recourse debt provider and insurance companies to identify a path forward in which the Company expects will result in the eventual removal of both experiential properties from the Company's portfolio and one experiential lodging property held in an unconsolidated joint venture that the Company exited from on February 4, 2025.
(6) Includes one vacant property that the Company intends to sell.

Q4 2024 Supplemental	Page 21

LEASE EXPIRATIONS
AS OF DECEMBER 31, 2024
(UNAUDITED, DOLLARS IN THOUSANDS)

YEAR	TOTAL NUMBER OF PROPERTIES	RENTAL REVENUE FOR THE YEAR ENDED DECEMBER 31, 2024 (1)	% OF TOTAL REVENUE
2025	1	$653	—%
2026	2	2,412	—%
2027	4	21,065	3%
2028	9	14,905	2%
2029	14	21,720	3%
2030	19	32,043	5%
2031	4	7,382	1%
2032	8	12,236	2%
2033	7	10,409	1%
2034	36	65,859	9%
2035	29	75,265	11%
2036	40	73,313	11%
2037	29	61,970	9%
2038	41	63,443	9%
2039	9	6,511	1%
2040	4	10,235	1%
2041	30	18,608	3%
2042	4	17,597	3%
2043	7	20,529	3%
2044	2	10,972	2%
Thereafter	1	1,048	—%
	300	$548,175	79%

Note: This schedule excludes non-theatre tenant leases within the Company's entertainment districts, properties under development, land held for development, properties operated by the Company and investments in mortgage notes receivable.

(1) Rental revenue for the year ended December 31, 2024 includes lease revenue related to the Company's existing operating ground leases (leases in which the Company is a sub-lessor) as well as the gross-up of tenant reimbursed expenses recognized during the year ended December 31, 2024 in accordance with Accounting Standards Update (ASU) No. 2016-02 Leases (Topic 842).

Q4 2024 Supplemental	Page 22

TOP TEN CUSTOMERS BY PERCENTAGE OF TOTAL REVENUE
(UNAUDITED)

		PERCENTAGE OF TOTAL REVENUE	PERCENTAGE OF TOTAL REVENUE
		FOR THE THREE MONTHS ENDED	FOR THE YEAR ENDED
	CUSTOMERS	DECEMBER 31, 2024	DECEMBER 31, 2024
1.	Topgolf	14.8%	14.4%
2.	AMC Entertainment Holdings, Inc.	13.4%	13.5%
3.	Regal Entertainment Group	10.6%	10.9%
4.	Cinemark	6.0%	6.3%
5.	Premier Parks	5.4%	4.6%
6.	Vail Resorts	4.0%	4.3%
7.	Camelback Resort	3.2%	3.2%
8.	Six Flags Entertainment Corporation	2.4%	2.6%
9.	Santikos Theaters, LLC	2.4%	2.5%
10.	Endeavor Schools	2.0%	2.1%
	Total	64.2%	64.4%

Q4 2024 Supplemental	Page 23

GUIDANCE
(UNAUDITED, DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

MEASURE	2025 GUIDANCE
	CURRENT
Investment spending	$200.0	to	$300.0
Disposition proceeds and mortgage note payoff	$25.0	to	$75.0
Percentage rent	$18.0	to	$22.0
General and administrative expense	$52.0	to	$55.0
Other income (1)	$42.0	to	$52.0
Other expense (1)	$42.0	to	$52.0
FFO per diluted share	$4.95	to	$5.15
FFOAA per diluted share	$4.94	to	$5.14

RECONCILIATION FROM NET INCOME AVAILABLE TO COMMON SHAREHOLDERS OF EPR PROPERTIES (PER DILUTED SHARE):	2025 GUIDANCE
Net income available to common shareholders of EPR Properties	$2.84	to	$3.04
Gain on sale of real estate	(0.05)
Real estate depreciation and amortization	2.17
Allocated share of joint venture depreciation	0.05
Impact of Series C and Series E Dilution, if applicable	(0.06)
FFO available to common shareholders of EPR Properties	$4.95	to	$5.15
Transaction costs	0.01
Deferred income tax benefit	(0.02)
FFO as adjusted (FFOAA) available to common shareholders of EPR Properties	$4.94	to	$5.14

(1) Other income and other expense consist primarily of results from the Company's properties operated through third-party managers.
Note: This schedule includes future estimates for which the Company can give no assurance as to timing or amounts. See cautionary statement concerning forward-looking statements on page 3.

Q4 2024 Supplemental	Page 24

DEFINITIONS - NON-GAAP FINANCIAL MEASURES

EBITDAre
The National Association of Real Estate Investment Trusts (“NAREIT”) developed EBITDAre as a relative non-GAAP financial measure of REITs, independent of a company's capital structure, to provide a uniform basis to measure the enterprise value of a company. Pursuant to the definition of EBITDAre by the Board of Governors of NAREIT, the Company calculates EBITDAre as net income, computed in accordance with GAAP, excluding interest expense (net), income tax expense (benefit), depreciation and amortization, gains and losses from disposition of real estate, impairment losses on real estate, costs associated with loan refinancing or payoff and adjustments for unconsolidated partnerships, joint ventures and other affiliates. Management provides EBITDAre herein because it believes this information is useful to investors as a supplemental performance measure because it can help facilitate comparisons of operating performance between periods and with other REITs. The Company's method of calculating EBITDAre may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. EBITDAre is not a measure of performance under GAAP, does not represent cash generated from operations as defined by GAAP and is not indicative of cash available to fund all cash needs, including distributions. This measure should not be considered an alternative to net income or any other GAAP measure as a measurement of the results of the Company's operations or cash flows or liquidity as defined by GAAP.

ADJUSTED EBITDAre AND ANNUALIZED ADJUSTED EBITDAre
Management uses Adjusted EBITDAre in its analysis of the performance of the business and operations of the Company. Management believes Adjusted EBITDAre is useful to investors because it excludes various items that management believes are not indicative of operating performance, and because it is an informative measure to use in computing various financial ratios to evaluate the Company. The Company defines Adjusted EBITDAre as EBITDAre (defined above) for the quarter excluding sale participation income, gain on insurance recovery, retirement and severance expense, transaction costs, provision (benefit) for credit losses, net, impairment losses on operating lease right-of-use assets and prepayment fees. This number for the quarter is then multiplied by four to get an annual amount. Annualized Adjusted EBITDAre is Adjusted EBITDAre further adjusted to reflect (1) in-service and disposed projects (2) property under development that is build-to-suit at the initial cash yields of the projects upon completion (3) removal of other non-recurring items including out of period deferrals and stub rent payments and (4) annualization of the following items to ultimately reflect the financial results of the trailing twelve months or mid-point of guidance: (i) percentage rent and participating interest income and (ii) adjusted EBITDAre of managed properties and joint ventures.

The Company's method of calculating Adjusted EBITDAre and Annualized Adjusted EBITDAre may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Adjusted EBITDAre and Annualized Adjusted EBITDAre are not measures of performance under GAAP, do not represent cash generated from operations as defined by GAAP and are not indicative of cash available to fund all cash needs, including distributions. These measures should not be considered as an alternative to net income or any other GAAP measure as a measurement of the results of the Company's operations or cash flows or liquidity as defined by GAAP.

NET DEBT
Net Debt represents debt (reported in accordance with GAAP) adjusted to exclude deferred financing costs, net and reduced by cash and cash equivalents. By excluding deferred financing costs, net, and reducing debt for cash and cash equivalents on hand, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. The Company believes this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding its financial condition. The Company's method of calculating Net Debt may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

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NET DEBT TO ADJUSTED EBITDAre RATIO, NET DEBT TO GROSS ASSETS RATIO AND NET DEBT TO TOTAL MARKET CAPITALIZATION RATIO
Net Debt to Adjusted EBITDAre Ratio, Net Debt to Gross Assets Ratio and Net Debt to Total Market Capitalization Ratio are supplemental measures derived from non-GAAP financial measures that the Company uses to evaluate its capital structure and the magnitude of its debt against its operating performance. The Company believes that investors commonly use versions of these ratios in a similar manner. In addition, financial institutions use versions of these ratios in connection with debt agreements to set pricing and covenant limitations. The Company's method of calculating Net Debt to Adjusted EBITDAre Ratio, Net Debt to Gross Assets Ratio and Net Debt to Total Market Capitalization Ratio may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

FUNDS FROM OPERATIONS (“FFO”) AND FFO AS ADJUSTED
NAREIT developed FFO as a relative non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP and management provides FFO herein because it believes this information is useful to investors in this regard. FFO is a widely used measure of the operating performance of real estate companies and is provided here as a supplemental measure to GAAP net income available to common shareholders and earnings per share. Pursuant to the definition of FFO by the Board of Governors of NAREIT, the Company calculates FFO as net income available to common shareholders, computed in accordance with GAAP, excluding gains and losses from disposition of real estate and impairment losses on real estate, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships, joint ventures and other affiliates. Adjustments for unconsolidated partnerships, joint ventures and other affiliates are calculated to reflect FFO on the same basis. The Company has calculated FFO for all periods presented in accordance with this definition. In addition, the Company presents FFO as adjusted. Management believes it is useful to provide FFO as adjusted as a supplemental measure to GAAP net income available to common shareholders and earnings per share. FFO as adjusted is FFO plus retirement and severance expense, transaction costs, provision (benefit) for credit losses, net, costs associated with loan refinancing or payoff, preferred share redemption costs and impairment of operating lease right-of-use assets, and by subtracting sale participation income, gain on insurance recovery and deferred income tax expense (benefit). FFO and FFO as adjusted are non-GAAP financial measures. FFO and FFO as adjusted do not represent cash flows from operations as defined by GAAP and are not indicative that cash flows are adequate to fund all cash needs and are not to be considered an alternative to net income or any other GAAP measure as a measurement of the results of the Company's operations, cash flows or liquidity as defined by GAAP. It should also be noted that not all REITs calculate FFO and FFO as adjusted the same way so comparisons with other REITs may not be meaningful.

ADJUSTED FUNDS FROM OPERATIONS (“AFFO”)
In addition to FFO, the Company presents AFFO by adding to FFO retirement and severance expense, transaction costs, provision (benefit) for credit losses, net, costs associated with loan refinancing or payoff, preferred share redemption costs, impairment of operating lease right-of-use assets, termination fees associated with tenants' exercises of public charter school buy-out options, non-real estate depreciation and amortization, deferred financing fees amortization and share-based compensation expense to management and trustees; and by subtracting amortization of above and below market leases, net and tenant allowances, sale participation income, maintenance capital expenditures (including second generation tenant improvements and leasing commissions), straight-lined rental revenue (removing the impact of straight-line ground sublease expense), non-cash portion of mortgage and other financing income, allocated share of joint venture non-cash items, gain on insurance recovery and deferred income tax (benefit) expense. AFFO is a widely used measure of the operating performance of real estate companies and is provided here as a supplemental measure to GAAP net income available to common shareholders and earnings per share and management provides AFFO herein because it believes this information is useful to investors in this regard. AFFO is a non-GAAP financial measure. AFFO does not represent cash flows from operations as defined by GAAP and is not indicative that cash flows are adequate to fund all cash needs and is not to be considered an alternative to net income or any other GAAP measure as a measurement of the results of the Company's operations or its cash flows or liquidity as defined by GAAP. It should also be noted that not all REITs calculate AFFO the same way so comparisons with other REITs may not be meaningful.

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INTEREST COVERAGE RATIO
The interest coverage ratio is calculated as the interest coverage amount divided by interest expense, gross. The Company calculates the interest coverage amount by adding to net income impairment charges, provision (benefit) for credit losses, net, transaction costs, interest expense, gross (including interest expense in discontinued operations), retirement and severance expense, depreciation and amortization, share-based compensation expense to management and trustees and costs associated with loan refinancing or payoff; subtracting sale participation income, interest cost capitalized, straight-line rental revenue, gain on early extinguishment of debt, gain (loss) on sale of real estate from continuing and discontinued operations, gain on insurance recovery, gain on previously held equity interest, gain on early extinguishment of debt, prepayment fees and deferred income tax benefit (expense). The Company calculates interest expense, gross, by adding to interest expense, net, interest income and interest cost capitalized. The Company considers the interest coverage ratio to be an appropriate supplemental measure of a company’s ability to meet its interest expense obligations and management believes it is useful to investors in this regard. The Company's calculation of the interest coverage ratio may be different from the calculation used by other companies, and therefore, comparability may be limited. This information should not be considered as an alternative to any GAAP liquidity measures.

FIXED CHARGE COVERAGE RATIO
The fixed charge coverage ratio is calculated in exactly the same manner as the interest coverage ratio, except that interest expense, gross and preferred share dividends are also added to the denominator. The Company considers the fixed charge coverage ratio to be an appropriate supplemental measure of a company’s ability to make its interest and preferred share dividend payments and management believes it is useful to investors in this regard. The Company's calculation of the fixed charge coverage ratio may be different from the calculation used by other companies and, therefore, comparability may be limited. This information should not be considered as an alternative to any GAAP liquidity measures.

DEBT SERVICE COVERAGE RATIO
The debt service coverage ratio is calculated in exactly the same manner as the interest coverage ratio, except that interest expense, gross and recurring principal payments are also added to the denominator. The Company considers the debt service coverage ratio to be an appropriate supplemental measure of a company’s ability to make its debt service payments and management believes it is useful to investors in this regard. The Company's calculation of the debt service coverage ratio may be different from the calculation used by other companies and, therefore, comparability may be limited. This information should not be considered as an alternative to any GAAP liquidity measures.

NON-GAAP PRO-RATA FINANCIAL INFORMATION - UNCONSOLIDATED JOINT VENTURES
This information includes non-GAAP financial measures. The Company's share of unconsolidated joint ventures is derived on an entity-by-entity basis by applying its ownership percentage to each line item in the GAAP financial statements of these properties to calculate its share of that line item. The Company believes this form of presentation offers insights into the financial performance and condition of our Company as a whole, given the significance of its unconsolidated joint ventures that are accounted for under the equity method of accounting, although the presentation of such information may not accurately depict the legal and economic implications of holding an unconsolidated joint venture. The Company's method of calculating its proportionate interest may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. The Company does not control the unconsolidated joint venture for purposes of GAAP and the presentation of the assets and liabilities and revenues and expenses do not represent a legal claim to such items. Due to these limitations, the non-GAAP pro-rata financial information should not be considered in isolation or as a substitute for the Company's consolidated financial statements as reported under GAAP.

Q4 2024 Supplemental	Page 27

Appendix to Supplemental Operating and Financial Data
Reconciliation of Certain Non-GAAP Financial Measures
Fourth Quarter and Year Ended December 31, 2024

Q4 2024 Supplemental	Page 28

CALCULATION OF INTEREST, FIXED CHARGE AND DEBT SERVICE COVERAGE RATIOS
(UNAUDITED, DOLLARS IN THOUSANDS)
INTEREST COVERAGE RATIO (1):	4TH QUARTER 2024	3RD QUARTER 2024	2ND QUARTER 2024	1ST QUARTER 2024	4TH QUARTER 2023	3RD QUARTER 2023
Net (loss) income	$(8,395)	$46,650	$45,102	$62,709	$45,529	$56,260
Impairment charges	39,952	—	11,812	—	2,694	20,887
Impairment charges on joint ventures	16,087	12,130	—	—	—	—
Retirement and severance expense	—	—	—	1,836	—	—
Transaction costs	423	175	199	1	401	847
Provision (benefit) for credit losses, net	9,876	(770)	404	2,737	1,285	(719)
Interest expense, gross	34,991	34,402	33,784	33,592	33,583	33,647
Depreciation and amortization	40,995	42,795	41,474	40,469	40,692	42,432
Share-based compensation expense
to management and trustees	3,572	3,264	3,538	3,692	4,359	4,354
Costs associated with loan refinancing or payoff	—	337	—	—	—	—
Interest cost capitalized	(1,161)	(878)	(471)	(958)	(1,080)	(857)
Straight-line rental revenue	(3,992)	(4,414)	(5,251)	(3,670)	(2,930)	(4,407)
(Gain) loss on sale of real estate	(112)	3,419	(1,459)	(17,949)	3,612	(2,550)
Deferred income tax benefit	(285)	(728)	(249)	(277)	(86)	(76)
Interest coverage amount	$131,951	$136,382	$128,883	$122,182	$128,059	$149,818

Interest expense, net	$33,472	$32,867	$32,820	$31,651	$30,337	$31,208
Interest income	358	657	493	983	2,166	1,582
Interest cost capitalized	1,161	878	471	958	1,080	857
Interest expense, gross	$34,991	$34,402	$33,784	$33,592	$33,583	$33,647

Interest coverage ratio	3.8	4.0	3.8	3.6	3.8	4.5

FIXED CHARGE COVERAGE RATIO (1):
Interest coverage amount	$131,951	$136,382	$128,883	$122,182	$128,059	$149,818

Interest expense, gross	$34,991	$34,402	$33,784	$33,592	$33,583	$33,647
Preferred share dividends	6,040	6,032	6,040	6,032	6,040	6,032
Fixed charges	$41,031	$40,434	$39,824	$39,624	$39,623	$39,679
Fixed charge coverage ratio	3.2	3.4	3.2	3.1	3.2	3.8

DEBT SERVICE COVERAGE RATIO (1):
Interest coverage amount	$131,951	$136,382	$128,883	$122,182	$128,059	$149,818
Interest expense, gross	$34,991	$34,402	$33,784	$33,592	$33,583	$33,647
Recurring principal payments	—	—	—	—	—	—
Debt service	$34,991	$34,402	$33,784	$33,592	$33,583	$33,647
Debt service coverage ratio	3.8	4.0	3.8	3.6	3.8	4.5

(1) See pages 25 through 27 for definitions.

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RECONCILIATION OF INTEREST COVERAGE AMOUNT TO NET CASH PROVIDED BY OPERATING ACTIVITIES
(UNAUDITED, DOLLARS IN THOUSANDS)

The interest coverage amount per the table on page 29 is a non-GAAP financial measure and should not be considered an alternative to any GAAP liquidity measures. It is most directly comparable to the GAAP liquidity measure, “Net cash provided by operating activities,” and is not directly comparable to the GAAP liquidity measures, “Net cash used by investing activities” and “Net cash provided by financing activities.” The interest coverage amount can be reconciled to “Net cash provided by operating activities” per the consolidated statements of cash flows as follows:

	4TH QUARTER 2024	3RD QUARTER 2024	2ND QUARTER 2024	1ST QUARTER 2024	4TH QUARTER 2023	3RD QUARTER 2023

Net cash provided by operating activities	$92,938	$122,001	$78,655	$99,543	$77,002	$149,204

Equity in (loss) income from joint ventures	(3,425)	(851)	(906)	(3,627)	(4,701)	533
Distributions from joint ventures	—	—	—	—	—	(1,300)
Amortization of deferred financing costs	(2,187)	(2,211)	(2,234)	(2,212)	(2,188)	(2,170)
Amortization of above and below market leases and tenant allowances, net	81	84	84	84	79	182
Changes in assets and liabilities:
Operating lease assets and liabilities	324	373	315	287	279	187
Mortgage notes accrued interest receivable	(549)	485	817	1,418	734	(420)
Accounts receivable	5,902	4,209	6,101	5,819	8,780	1,560
Other assets	759	677	2,621	3,878	(1,850)	(1,593)
Accounts payable and accrued liabilities	81	(18,882)	13,053	(6,202)	5,773	(8,795)
Unearned rents and interest	7,766	1,212	2,116	(6,009)	14,177	(16,800)
Straight-line rental revenue	(3,992)	(4,414)	(5,251)	(3,670)	(2,930)	(4,407)
Interest expense, gross	34,991	34,402	33,784	33,592	33,583	33,647
Interest cost capitalized	(1,161)	(878)	(471)	(958)	(1,080)	(857)
Transaction costs	423	175	199	1	401	847
Retirement and severance expense (cash portion)	—	—	—	238	—	—
Interest coverage amount (1)	$131,951	$136,382	$128,883	$122,182	$128,059	$149,818

Net cash used by investing activities	$(30,710)	$(73,160)	$(33,931)	$(38,551)	$(104,015)	$(7,562)

Net cash used by financing activities	$(64,468)	$(47,295)	$(70,372)	$(79,484)	$(67,968)	$(68,040)

(1) See pages 25 through 27 for definitions.

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RECONCILIATION OF EBITDAre, ADJUSTED EBITDAre AND ANNUALIZED ADJUSTED EBITDAre
(UNAUDITED, DOLLARS IN THOUSANDS)
ADJUSTED EBITDAre (1):	4TH QUARTER 2024	3RD QUARTER 2024	2ND QUARTER 2024	1ST QUARTER 2024	4TH QUARTER 2023	3RD QUARTER 2023
Net (loss) income	$(8,395)	$46,650	$45,102	$62,709	$45,529	$56,260
Interest expense, net	33,472	32,867	32,820	31,651	30,337	31,208
Income tax expense	653	(124)	557	347	667	372
Depreciation and amortization	40,995	42,795	41,474	40,469	40,692	42,432
(Gain) loss on sale of real estate	(112)	3,419	(1,459)	(17,949)	3,612	(2,550)
Impairment of real estate investments	39,952	—	11,812	—	2,694	20,887
Costs associated with loan refinancing or payoff	—	337	—	—	—	—
Allocated share of joint venture depreciation	1,965	2,581	2,457	2,416	2,344	2,315
Allocated share of joint venture interest expense	589	2,587	2,310	2,131	1,879	2,164
Impairment charges on joint ventures	16,087	12,130	—	—	—	—
EBITDAre	$125,206	$143,242	$135,073	$121,774	$127,754	$153,088
Retirement and severance expense	—	—	—	1,836	—	—
Transaction costs	423	175	199	1	401	847
Provision (benefit) for credit losses, net	9,876	(770)	404	2,737	1,285	(719)
Adjusted EBITDAre (for the quarter)	$135,505	$142,647	$135,676	$126,348	$129,440	$153,216
Adjusted EBITDAre (2)	$542,020	$570,588	$542,704	$505,392	$517,760	$612,864

ANNUALIZED ADJUSTED EBITDAre (1):
Adjusted EBITDAre (for the quarter)	$135,505	$142,647	$135,676	$126,348	$129,440	$153,216
In-service and disposition adjustments (3)	448	708	141	2,079	1,263	157
Managed and JV property adjustments (4)	1,711	(5,392)	(881)	2,832	4,405	(3,120)
Property under development adjustments (5)	2,258	1,472	1,118	646	2,610	1,874
Percentage rent/participation adjustments (6)	70	(2,193)	1,527	1,660	(3,154)	674
Deferral and stub rent collections not previously recognized (7)	—	—	—	(565)	(648)	(19,358)
Non-recurring adjustments (8)	(643)	(187)	(1,305)	798	(3,044)	(3,666)
Annualized Adjusted EBITDAre (for the quarter)	$139,349	$137,055	$136,276	$133,798	$130,872	$129,777
Annualized Adjusted EBITDAre (9)	$557,396	$548,220	$545,104	$535,192	$523,488	$519,108

See footnotes on the following page.

Q4 2024 Supplemental	Page 31

(1) See pages 25 through 27 for definitions.
(2) Adjusted EBITDAre for the quarter is multiplied by four to calculate an annualized amount but does not include the annualization of investments put in service, acquired or disposed of during the quarter, as well as the potential earnings on property under development, the annualization of percentage rent and participating interest and adjustments for other items. These adjustments are considered in the calculation of Annualized Adjusted EBITDAre.
(3) Adjustments for rental properties commencing or terminating GAAP net operating income during the quarter and adjustments to revenue from mortgage notes receivable to be consistent with end of quarter balance.
(4) To annualize amounts from the actual latest quarterly amount to the trailing 12-month amount divided by four. Annualized Adjusted EBITDAre related to the Company's investments in three joint venture properties in St. Pete Beach, Florida and Breaux Bridge, Louisiana has been reduced to zero.
(5) To add in income for property under development that is build-to-suit at the initial cash yields of the projects upon completion.
(6) To adjust percentage rents and participating interest income from the actual latest quarterly amount to the mid-point of the guidance amount shown on page 24 divided by four.
(7) To remove non-recurring, out-of-period deferred and stub rent collections
(8) Adjustments for various non-recurring items during the quarter.
(9) Annualized Adjusted EBITDAre for the quarter is multiplied by four to calculate an annualized amount.

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